                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




           March 26, 1998                                  April 1, 1998
 (Date of earliest event reported)





                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       0-22056                                           86-0746929
(Commission File Number)                    (IRS Employer Identification Number)



                          8401 EAST INDIAN SCHOOL ROAD
                               SCOTTSDALE, ARIZONA
                                      85251
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (602) 994-3886
              (Registrant's telephone number, including area code)

                             RURAL/METRO CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to a Purchase Agreement dated January 16, 1998 and a Complementary Agreement dated March 26, 1998 between Registrant as buyer and Messrs. Horacio Artagaveytia, Jose Mateo Campomar, Alberto Fluerquin, Carlos Mezzera, Renato Ribeiro, Gervasio Reyes and Carlos Arturo Delmiro Marfetan, the Registrant acquired all of the issued and outstanding stock of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A. ("the Companies"). The Companies provide emergency transports and urgent home medical care in Argentina. The Registrant intends to continue the operations of the Companies.

         The purchase price consisted of cash of $25.0 million and 293,148 shares of the Registrant's common stock and liabilities assumed of approximately $9.0 million. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No.
16.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Audited combined financial statements of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A. will be filed no later than June 1, 1998.

         (b) Pro Forma Financial Statements to be filed no later than June 1, 1998.

         (c) Purchase Agreement between Rural/Metro Corporation and Messrs. Horacio Artagaveytia, Jose Mateo Campomar, Alberto Fluerquin, Carlos Mezzera, Renato Ribeiro, Gervasio Reyes and Carlos Arturo Delmiro Marfetan, with respect to the stock of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A.

                  Complementary Agreement between Rural/Metro Corporation and Messrs. Horacio Artagaveytia, Jose Mateo Campomar, Alberto Fluerquin, Carlos Mezzera, Renato Ribeiro, Gervasio Reyes and Carlos Arturo Delmiro Marfetan, with respect to the stock of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                RURAL/METRO CORPORATION







Date: April 1, 1998                             By:  /s/ Dean Hoffman
                                                   -----------------------------
                                                  Dean Hoffman - Vice President
                                                and Principal Accounting Officer

                               PURCHASE AGREEMENT

This agreement (hereinafter equally the "AGREEMENT" or the "CONTRACT") is made on January 16th, 1998, between Mark Liebner, on behalf of RURAL/Metro Corporation (a Delaware Corporation), in his capacity as attorney, its head office at 8401 East Indian School Road, Scottsdale, Arizona, United States of America, (hereinafter "RURAL"), and (i) Horacio Artagaveytia; Uruguayan, identification document number 1.296.245-2 issued by Republica Oriental del Uruguay, domiciled in Cesar Cortinas 2034, Montevideo, Republica Oriental del Uruguay; (ii) Jose Mateo Campomar, Uruguayan, identification document number 1.325.707-0 issued by Republica Oriental del Uruguay, domiciled in General Santander 1873, Montevideo, Republica Oriental del Uruguay; (iii) Alberto Fluerquin, identification document number 1.440.520-4 issued by Republica Oriental del Uruguay, domiciled in Avenida Rivera 7025, Montevideo, Republica Oriental del Uruguay; (iv) Carlos Mezzera, Uruguayan, identification document number 1.324.207-7 issued by Republica Oriental del Uruguay, domiciled in Santa Monica 1975, Montevideo, Republica Oriental del Uruguay; (v) Renato Ribeiro, Uruguayan, identification document number 982.647 issued by Republica Oriental del Uruguay, identification national document number 92.658.172 issued by Republica Argentina, domiciled in Sucre 1160, Cordoba, Republica Argentina; (vi) Gervasio Reyes, Uruguayan, identification document number 1.377.853-1 issued by Republica Oriental del Uruguay, domiciled in Iturriaga 3467, Montevideo, Republica Oriental del Uruguay; and (vii) Carlos Arturo Delmiro Marfetan, Uruguayan, identification document number 1.273.985-5 issued by Republica Oriental del Uruguay, domiciled in Presidente Roca 905, 1(degree)A, Rosario, Republica Argentina, (hereinafter all of them as a whole called "the SELLERS").


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
1. BACKGROUND TO THE AGREEMENT.

1.1. The SELLERS, either directly or indirectly through the COMPANIES mentioned, are the owners of all of the shares of stock hereinafter, representing the hundred per cent of the stock and votes of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A., (hereinafter called "the COMPANIES"), as stated in Annex A herein (hereinafter called "the SHARES").

2. OBJECTIVE.

2.1. RURAL on its own, or through one of its controlled/or related corporations, either directly or indirectly, is interested in the acquisition of SHARES. In compliance with the SUSPENSIVE CONDITIONS hereinafter, the SELLERS agree to sell to RURAL (or to the controlled or related company to which RURAL transfers its rights derived from the present AGREEMENT) and RURAL agrees to acquire the SHARES. The acquisition will include the transfer in favor of RURAL of all the economic and political rights issuing from the SHARES, including without any limitation, dividends to be voted in the future, accounting revaluations, capitalization of reserves, subscription of increases of capital, preference rights and rights to accretion, and any other liquidated right or not, present or future, emerging from or related to the SHARES, any other advance payment or any other claim of a pecuniary nature that might entitle the SELLERS against the COMPANIES, in relation to any consideration or title dated before the date of transfer of the SHARES. Among the rights transferred with the SHARES are not included: (i) the right to obtain the dividends the distribution of which had been approved by previous shareholders' meetings, and (ii) the right to obtain the dividends that the shareholders' meetings that will discuss the balance sheets corresponding to fiscal year 1997 may decide to distribute pursuant to section 68 of law 19.550. The parties will not fulfill their obligations partially. Therefore the SELLERS shall deliver the total number of SHARES and RURAL shall pay the whole price as stated in Section 6. The obligation of the SELLERS under this AGREEMENT is indivisible, jointly and severally.

2.2. RURAL admits in favor of the SELLERS their right to receive the undivided profits of fiscal year 1998 while the SELLERS hold the ownership of the SHARES. Herein above RURAL commits itself to pay the SELLERS a cash amount which will be calculated by prorating the undivided profits according to the time elapsed between the CLOSING DATE of the respective commercial fiscal years 1997 and the date when the transfer of SHARES will be held, irrespective of the allocation that the shareholders' meetings decide to assign to the aforementioned results. By way of example: if the profits to be distributed amount to $100.000 and between the closing date of fiscal year 1997 and the date of delivery of the SHARES six months have elapsed, the sum to be paid by RURAL will amount to u$s50.000. The resulting credit shall be canceled within 5 (five) days of the date the COMPANIES hold the meetings where the balance sheets corresponding to their respective fiscal years 1998 will be discussed, which in no way whatsoever will take place beyond the fifth month as of the CLOSING DATE of the respective fiscal years. In case there was a delay, and after a certifying notification has been issued for fifteen days, a fine of u$s1.000 (one thousand United States dollars) per day will be applied.

3. DUE DILIGENCE.

3.1. In order to fully understand the balance sheets of the COMPANIES, and to determine the viability of the acquisition of the SHARES, RURAL will hire the services of Pistrelli, Diaz y Asociados, Arthur Andersen, Buenos Aires, to review the audited balance sheets and profit and loss statements (the BALANCE SHEETS) of the assets and liabilities of the COMPANIES corresponding to fiscal year 1997. The BALANCE SHEETS of each of the COMPANIES have been audited by Deloitte & Touche.

3.2. Deloitte & Touche will produce a REPORT containing the combined audited financial statements of all of the COMPANIES ended September 30, 1997 ("the REPORT"). The SELLERS hereby agree that the COMPANIES will allow RURAL, and its representatives, as from the date of this AGREEMENT and until CLOSING DATE, to have a reasonable possibility, during normal working hours, and provided there is prior notice with


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
a reasonable time in advance, to enter the premises of the COMPANIES to have all the access possible to the accounting and operational information either abiding by this contract or otherwise, without any limitation whatsoever to become acquainted with all the accountancy, contractual, extracontractual, ownership, managerial, environmental information or any information related to claims, reports, either judicial or extrajudicial, administrative actions, trademarks, patents, license agreements, know-how agreements and so on, and any other information relating to the COMPANIES and/or the SHARES, which should be provided upon request made by RURAL or its auditor. RURAL agrees to keep the confidentiality of all the information, and it will not use or will not allow to use the documentation, work papers and/or other materials that were made available or produced or delivered, with any other intention than the intention or purposes herein, until expiration date or in case this AGREEMENT is rescinded.

3.3. The REPORT (which will include a combined balance sheet and profit and loss statement of the COMPANIES ended September 30, 1997) should be ready within 30 calendar days as of today's date. Deloitte & Touche shall prepare the REPORT with all the conclusions arising out of the BALANCE SHEETS and other information requested by RURAL related with the requirements of compliance of the suspensive conditions included in Section four of the present AGREEMENT, and a copy will be provided to the SELLERS and another copy to RURAL. The REPORT will be delivered simultaneously to RURAL and to the SELLERS, who will acknowledge receipt. In the combined balance sheet and profit and loss statement that shall be drawn pursuant to the Generally Accepted Accounting Principles (GAAP) in force in the Argentine Republic, evidence will be stated that the aforementioned REPORT has been prepared to fulfill the requirements of the present clause.

3.4. Within 25 calendar days as of today's date, SELLERS must furnish RURAL with true, complete and correct copies of the unaudited financial statements of the COMPANIES corresponding to the last quarter of 1997 (hereinafter the "INTERIM FINANCIAL STATEMENTS"). The INTERIM FINANCIAL STATEMENTS must contain (i) the unaudited balance sheets of the COMPANIES corresponding to the quarter ending December 31st, 1997; and (ii) the unaudited financial statements of the COMPANIES corresponding to the quarter ending December 31st, 1997.

The INTERIM FINANCIAL STATEMENTS must be prepared according to the Generally Accepted Accounting Principles in force in the Argentine Republic. The SELLERS commit themselves to furnish RURAL copies of the audited balance sheets of each of the COMPANIES corresponding to the business year 1996 within the term stated here above.

4.SUSPENSIVE CONDITIONS

RURAL's obligation to buy SHARES from the SELLERS and the SELLERS' obligation to sell them to RURAL, is subject to suspensive conditions, and the sale will only be executed if:

         a) According with the REPORT, the annual collections of the COMPANIES for the 12-month period ending September 30th, 1997, were not below forty three million pesos ($43.000.000).

         b) According with the REPORT, the profits of the COMPANIES before deducting directors' fees, amortization and income taxes, were not below six million pesos ($6.000.000).

         c) According with the REPORT and the INTERIM FINANCIAL STATEMENTS, the net worth of the COMPANIES as a whole was not below one million pesos ($1.000.000).

         d) None of the COMPANIES had suffered or been really and seriously threatened with any relevant material adverse change in their activity, business or financial condition, relationship with their customers, suppliers and employees.

         e) RURAL and each of the COMPANIES had received all national, provincial, municipal and regulatory approvals, permits, consents and licenses deemed necessary for RURAL to continue business of the COMPANIES.

         f) All the documents furnished to RURAL or its auditors, lawyers and/or representatives by or on behalf of the SELLERS, should be true, complete and correct. All assertions and guarantees contained in the present AGREEMENT and its annexes were true, complete and did not conceal any datum or any material fact which, in the light of the circumstances under which they were made should have been stated.

         g) After the CLOSING DATE of each corresponding BALANCE SHEET and until the date of delivery of the REPORT there was no significant material change in the financing debt position of the COMPANIES, and until CLOSING DATE and since September 30th, 1997, the SELLERS have not directly or indirectly used any funds of any of the COMPANIES allotted to repay any financing debt. (If this fact occurred later than EXECUTION DATE it shall be considered as a resolutory condition).

h) There should emerge from the INTERIM FINANCIAL STATEMENTS that the liabilities had been canceled with current assets.

i) The SELLERS had sent to RURAL proper notification stating that on the date of their signing, and except for their loans in dividends as here before mentioned in Section 2, they do not possess any credit against the COMPANIES, and that they have not assigned to third parties any credits they may have against the COMPANIES. In case any right or credit against the COMPANIES should exist, or if the aforementioned had been assigned to third parties, the SELLERS and/or the third party assignors should waive such rights or credits.

j) RURAL had received a note issued by the First Union Bank, domiciled in Charlotte, North Carolina, United States of America, as agent bank, which shall finance the payment of the price and shall authorize the issuance of the promissory notes and the furnish of the pledge according to Sections 6 and 8 of the present AGREEMENT, containing the required waivers in order not to infringe the loan agreement.

5. EXECUTION OF THE AGREEMENT.

Unless RURAL issues a note addressed to the SELLERS announcing the non fulfillment of one or several SUSPENSIVE CONDITIONS, the date of execution of the present AGREEMENT (hereinafter called the "DATE OF EXECUTION") shall take place on the furthest date in time from the following two dates: (a) fifteen
(15) days from the date of delivery of the REPORT (hereinafter called the "DATE OF EXECUTION") or (b) forty five (45) days from the date of this AGREEMENT.

6. PRICE.

6.1. The PRICE that RURAL shall pay the SELLERS for the purchase of the SHARES amounts to thirty five million United States dollars (US$35.000.000) (hereinafter called the "PRICE"). The PRICE shall be settled subject to the following forms and terms:

(i) Twelve million five hundred thousand United States dollars (US$12.500.000) at the CLOSING DATE, in cash or the most suitable manner that the SELLERS stipulate.

(ii) Five million United States dollars (US$5.000.000) on the basis of payment in kind of a number of common SHARES of RURAL/Metro Corporation having the same characteristics and rights as the stocks traded in the NASDAQ National Market subject to Rule 145 of the United States Securities Exchange Commission
(SEC)(hereinafter called the "RURL SHARES"), determined dividing the amount of five million United States dollars (US$5.000.000) by the "RURAL/ Metro Average Price". The "RURAL/ Metro Average Price" means the average of the closing prices of the RURL SHARES reported daily in the NASDAQ National Market Issues during the five (5) consecutive trading day period ending at the third (3rd) working day preceding the CLOSING DATE. The RURL SHARES shall be duly registered in the SEC within the purview of their issuance for the SELLERS in accordance with the provisions set forth in the Securities Act of 1933 and its amendments. Copies of the legal comments on the extent of Rule 145 of the SEC are supplied to the SELLERS by RURAL and are included in the present AGREEMENT as Annex N. The SELLERS irrevocably agree not to sell, make use of, transfer, assign, or tax in any way whatsoever the RURL SHARES until ninety (90) days have elapsed after the CLOSING DATE. Upon maturity of said term the RURL SHARES may be freely sold by the SELLERS at the securities market of the United States of America. During the aforementioned period, the RURL SHARES shall remain deposited under the custody of the firm Salomon Smith Barney, domiciled in the city of New York. At CLOSING DATE, RURAL shall deliver the SELLERS to their satisfaction the document that proves the transfer of ownership of RURL SHARES to the SELLERS together with the deposit of said SHARES under the name of the SELLERS in the firm Salomon Smith Barney. The aforementioned delivery shall be equivalent to the transfer of the SHARES.

(iii) Twelve million five hundred thousand United States dollars (US$12.500.000) no later than May 18th, 1998. Said payment shall be made effective either in cash or in such reasonable manner as the SELLERS stipulate. The payment domicile will be Estudio Severgnini, Robiola, Grinberg & Larrechea, Reconquista 336, 2nd floor, Buenos Aires. Between the day of the CLOSING DATE and the payment day, the aforementioned amount shall accrue a compensatory interest of eight per cent (8%) per year which shall be paid simultaneously with the principal. The payment of principal and interests shall be made effective by means of the issuance of a promissory note on the CLOSING DATE payable in the United States of America which shall be drawn to the satisfaction of the SELLERS and according to the legislation of the United States of America.

(iv) The balance due of the PRICE (hereinafter called the "BALANCE OF THE PRICE") that is, five million United States dollars (US$5.000.000) shall be withheld by RURAL pursuant to Section 6.2 of the present AGREEMENT and shall be settled a year after the CLOSING DATE. The BALANCE OF THE PRICE as of the CLOSING DATE shall accrue a compensatory interest of eight per cent (8%) per year. This compensatory interest shall be paid on the first year after the CLOSING DATE. The payment of the aforementioned principal and its corresponding interests shall be implemented by the issuance of a promissory note on the CLOSING DATE which shall be drawn to the SELLERS' satisfaction, payable in the United States of America according to the legislation of said country. This promissory note shall be deposited by RURAL at the office of a notary public of Buenos Aires that the parties shall choose by mutual agreement. RURAL shall grant irrevocable instructions to the notary public to the effect that he shall deliver said promissory note to the SELLERS in case RURAL defaulted its obligation and failed to pay the amount of the settlement that it should submit to the SELLERS in a year's time, according to Section 6.2 of the present AGREEMENT. A sample of the promissory notes to be issued as provided in the present paragraph and in the previous one, as well as the sample of certificate of transfer and deposit of the RURL SHARES shall be supplied by RURAL to the SELLERS at least ten (10) days in advance of CLOSING DATE.

6.2. In order to face the INDEMNIFIABLE FACTS referred to in Sections 10.2, 10.4 and 10.5 of the present AGREEMENT, RURAL shall deduct from the BALANCE OF THE PRICE the indemnifications that would correspond in case an INDEMNIFIABLE FACT should occur. The BALANCE OF THE PRICE plus its compensatory interests, minus, if applicable, the corresponding indemnifications according to itemized settlement, shall be paid to the SELLERS on the first year after CLOSING DATE.

6.3. As regards future placing of RURL SHARES, RURAL binds itself, in case it launched a new public issuance of shares, and subject to compliance with norms and usage and practices of the New York securities market, to make its best efforts in order to include said shares within the aforementioned placing in case the SELLERS so decided (Piggy-back rights).

7. CLOSING DATE.

CLOSING DATE will take place at 10 a.m. on the tenth (10th) day after the DATE OF EXECUTION at Reconquista 336, 2nd Floor, Capital Federal, at Estudio Severgnini, Robiola, Grinberg & Larrechea.

8. SETTLEMENT OF THE PRICE, TRANSFER OF THE SHARES AND OF THE COMPANY'S DOCUMENTATION. SHAREHOLDERS' MEETING. PLEDGE.

8.1 The transfer of the SHARES to RURAL and their corresponding nominalization and filing in the Registry of Shareholders of the COMPANIES shall be effective on the place and date of CLOSING DATE. Twenty-four hours in advance, special and unanimous meetings of the COMPANIES will be held to discuss the following agenda: (i) acceptance of the resignation of the board of directors; and (ii) appointment of a new board of directors. The SELLERS, in their capacity of shareholders, shall appoint as members of the respective boards of directors, the individuals that RURAL had suggested. Previous to the meetings, the directors who have submitted their resignation shall have: (i) delivered to RURAL all the company, accounting, labor and contractual documentation of the COMPANIES, together with a note by means of which they resign to their right to


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
receive fees for their assignments as directors in the terms before CLOSING DATE, and (ii) in general, performed all the actions pertinent with delivery of the company's administration to the new boards of directors. Together with the delivery of the SHARES and the documentation and books of the company, RURAL shall pay the part of the PRICE that corresponds in accordance with the stipulations set forth in Section 6.1, and shall perform the other actions anticipated in Sections 6 and 8.2. In this transaction, the SELLERS grant irrevocable agency in favor of Messrs. Horacio Artagaveytia and Jose Mateo Campomar, who jointly or severally, are empowered to receive the PRICE (money, promissory notes, certificates of deposit, etc.) acting for the SELLERS. As there is an obligation to pay the price indivisibly, the SELLERS have no right to demand its division in parts; therefore RURAL shall have complied with its obligation if it delivered the PRICE to any of the representatives of the SELLERS.

8.2. Pledge. In order to guarantee the compliance of the obligation of RURAL under Section 6 (iii) of the present AGREEMENT, a pledge will be furnished on all the shares of Semercor S.A. on CLOSING DATE. The pledged SHARES will be deposited in the office of a notary public domiciled in Buenos Aires that the parties will agree to appoint. The appointed notary public will receive from the SELLERS in their capacity as pledgees, the irrevocable instructions: (a) to release the pledged SHARES to RURAL when it shows the evidence of payment granted by the SELLERS by means of which it proves the compliance of the obligation enacted in Section 6 (iii) or, (b) to return the SHARES to the SELLERS in case RURAL had not fulfilled the payment by August 18th, 1998. Under no circumstances shall the SELLERS withdraw the SHARES from the office of the notary public or initiate the foreclosure of their pledge before the aforementioned date.

9. ASSERTIONS AND GUARANTEES

(A). ASSERTIONS AND GUARANTEES OF THE SELLERS

Both on the date of the present AGREEMENT and on CLOSING DATE the SELLERS assert and guarantee to RURAL the following:

9.1. Natural Persons: The SELLERS have full legal capacity to enter into this AGREEMENT and there is no need to require marital consent except as otherwise provided for herein.

9.2. Legal Persons: The persons underwriting this AGREEMENT on behalf of a natural person are fully authorized by the COMPANIES to sign this AGREEMENT.

9.3 Contractual Incompatibilities: For this AGREEMENT to come into effect (i) there is no need for the consent of third parties (except for marital consent as provided for herein); (ii) it will not imply non-compliance or breach of any statute or regulation, or of any other CONTRACT binding the COMPANIES.

9.4. Organization and By-Laws: The COMPANIES have been created as abiding by law, and both the by-laws and the capital stock are duly registered in the corresponding registers. The by-laws of each of the COMPANIES with their corresponding modifications and proof of registration before the corresponding registers are attached herewith as Annex B.

9.5. Capital Stock and Shares of the COMPANIES: Annex A attached herein, states an itemization of the respective capital stocks of the COMPANIES, the number of non-endorsable shares which represent them and the votes per share. The SHARES are integrated totally in cash, not subject to additional supplies of capital. There are neither dividends nor distributions of any other sort made or committed by the COMPANIES nor paid distributions (or advanced payment of dividends) subject to redemption. The COMPANIES have no authorized common stock that have not been subscribed by the SELLERS.

9.6. Subsidiaries and Affiliates. Except as set forth in Annex C, the COMPANIES do not have any subsidiary or affiliate COMPANIES, nor any other equity investment in any equity. Except as set forth in Annex D the SELLERS have no equity investment in any subsidiary company that transact business with any of the COMPANIES. For the purpose of this Section, the term "subsidiary" shall mean all


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
entities in which SELLERS are either officers or directors, or in which SELLERS, directly or indirectly, own or control ten percent (10%) or more of the equity securities and votes of the entity.

9.7 Convertible Instruments: The COMPANIES have not issued nor have been authorized the issuance of preferred shares (convertible or not into ordinary shares), or other contracts (including stock options) or securities (including, without limitation to, negotiable corporate bonds) convertible into or interchangeable for, or which give right to acquire or receive shares (preferred or ordinary) from any of the COMPANIES.

9.8 SELLERS's Shares: The details contained in Annex A herewith, referring to the SHARES are exact, true to fact and correct. Those SHARES are (i) issued bearing the name of the SELLERS and registered to their name in the Shareholders' Registry of the COMPANIES, and (ii) free of any type of encumbrance, restriction or interlocutory measure. The SELLERS are not forbidden to dispose of their property in any manner whatsoever.

9.9 Restrictions: None of the COMPANIES are subject to restrictions under contract for the distribution of dividends, for the payment of interests or for the distributions of any other type or for the redemption of their SHARES.

9.10 Corporate Books and Documents: Each of the COMPANIES keeps its books and records according to Accounting Principles and to statutory regulations and other rules in force in the Argentine Republic. Entries are accounted for by the corresponding support documentation which is legally valid and sufficient and which is filed with the head office of the COMPANIES.

9.11 Accounting Statements: Each of the BALANCE SHEETS, the INTERIM FINANCIAL STATEMENTS and the REPORT (the "ACCOUNTING STATEMENT") as appropriate: (a) are entered into the corresponding inventory and balance sheet which are duly signed and sealed; (b) have been made according to statutory regulations and other rules in force in the Argentine Republic, and according to Accounting Principles, on the basis of accounting records; (c) have been approved by the Board of Directors and by the auditing commissions, and by the duly held assembly meetings of the shareholders of the COMPANIES; and (d) present together with their notes a true to fact table showing the complete financing and economic situation and the results of the COMPANIES without omitting in any manner whatsoever any relevant information pertinent to the assets and activities of the COMPANIES. Without limiting in any way whatsoever the previous declaration, the Accounting Statements have provided for and predicted in a correct way, or contain evidence in their notes, in due compliance with the Principles of Accounting, of all the information about the totality of liabilities direct, contingent or eventual, existing on the date therein.

9.12 Relevant Conduct prior to CLOSING DATE. Up to CLOSING DATE, the SELLERS guarantee: a) that none of the COMPANIES will suffer any increase in liabilities of any nature whatsoever, and that they will not spend money or make payments of any nature which, in both cases, (i) do not result from the normal line of business, supported by transactions in normal market conditions between independent parties, or (ii) that they may result from breach of statutory law or from breach of CONTRACT; (b) that none of the COMPANIES has been affected in any manner to produce a serious and negative effect on its assets and line of business other than a mere reduction in the volume of a normal and ordinary course of business of the COMPANIES; (c) With exception to those indicated in
Section 2, none of the COMPANIES has paid any dividends or made any distributions of any sort in favor of their shareholders (direct or indirect) and directors; (d) that none of the COMPANIES has experienced any essential modification in the composition, configuration and legal situation of their assets, property, plant and equipment or fixed assets, intangible assets, trademarks, patents, investments and direct or indirect participation in the shares of other companies as well as the fact that such assets are not subject to rights of third parties, encumbrances or restrictions of any other type, which may be substantially superior to those indicated in the Financial Statements; (e) that none of the COMPANIES has performed any negotiations or signed any contract or made any payment which will not come into the normal line of business of the

COMPANIES in relation to negotiations in normal market conditions between independent parties and f) the financial condition of the COMPANIES shall not be worse than that stated on the REPORT. The existence of any of the facts stated in paragraphs a) to f) here above, will be considered as a nonfulfillment of the SELLERS' obligations under this AGREEMENT.

9.13. Liquidity. None of the COMPANIES has suffered any significant reduction in its working capital, (the difference resulting from the Current Assets minus the Current Liabilities for the purposes herein) as stated in the BALANCE SHEETS or in the INTERIM FINANCIAL STATEMENTS.

9.14. Lawsuits. With the exception to the facts stated in Annex E, none of the COMPANIES is party to a lawsuit as defendant, investigated or in any other character within the frame of judicial or administrative proceedings, whoever may be the plaintiff or any other party initiating proceedings, whether it be filed in a court of law or not and whatever the cause of the claim and whatever the nature of the proceedings, whether they may be initiated in a short time or whether acts or omissions have occurred that may give rise to such lawsuits.

9.15. Tax Duties. With exception to those indicated in Annex F, each of the COMPANIES has fully complied with the tax obligations in the jurisdiction where they have been incorporated or where they perform any of their activities (including, without limitation to, the tax obligations derived of statutory regulations in force in the Argentine Republic), whether it be before the Internal Revenue Service or before the Provincial or Municipal Revenue Service, or other foreign ones, including, without limitation to, the fulfillment of the formal duties (including, without limitation to, the presentation of the corresponding income tax returns) and the payment of the corresponding taxes, all of this according to statutory law, there being no valid and sufficient reasons for the said tax bureaus to object the manner in which any of the COMPANIES has complied with their obligations concerning the payment of taxes or the filing of Income tax returns.

9.16. Labor Obligations and Social Security. With the exception of the provisions in Annex G, the COMPANIES have complied with all their obligations concerning labor law and social security, arising out of statutory regulations and obligations they are subject to in the jurisdiction where the COMPANIES are incorporated or where any of their activities are developed, including, without limitation to: (i) the obligation to keep updated books and registers as abiding by the aforementioned regulations; (ii) the payments made to all agents and employees including, without limitation to, the payment of wages, salaries or any other type of compensation to be paid in currency or in kind; (iii) retentions made and the corresponding deposit into the pertinent accounts with the agencies in charge; (iv) the payment made to the pertinent agencies of the contributions to be paid by the employer and, (v) the compliance with the pertinent regulations concerning retirement and pensions for old age and workers' compensation in case of industrial accident or diseases or other risks while at work. Except for the information contained in Annex G, none of the
COMPANIES: (i) has granted their personnel any benefits above those mandatory according to statutory law and regulations concerning labor law and social security, including, without limitation to insurance, pensions and retirement schemes; (ii) is, in respect to any person whatsoever, subject to a situation that might be considered fraud or breach of labor law and/or that may originate joint liability; (iii) is in conflict with its personnel and that no reasonable motives may exist to consider probable any type of forceful means and (iv) is bound by collective bargaining agreements. There are no employees other than those reflected in the BALANCE SHEETS, INTERIM FINANCIAL STATEMENTS and the REPORT and that the compensation therein is precise.

9.17. Contracts. With the exception to the statements in Annex H, none of the COMPANIES is at present bound by contracts, either formal or not, of the types and with the characteristics indicated as follows: a) agreements with their controlling, controlled or related companies, any of the Affiliates or with their directors, managers or shareholders; b) agreements that have not been made in the normal and ordinary course of business and in normal market conditions between independent parties; c) agreements (including, but without limitation to, securities) that imply an obligation to pay for whatever concept (including, without limitation to, the payment of loans, rents and royalties); d) agreements for association or joint venture or temporary unions of companies or groups of companies or agreements that may bind the companies to share their profits with other persons; e) agency, distribution and licensing agreements; f) agreements for the provision of supplies to any of the companies that have an indeterminant duration or that might last longer than the presentation date of the INTERIM FINANCIAL STATEMENTS; g) agreements to lease real estate property belonging to the COMPANIES, and h) bails, guarantees and any other agreement or act that may guarantee the payment of debts to third parties.

9.18. Insurance. Annex I will indicate all the insurance coverage purchased by the COMPANIES, indicating the underwriter, coverage term, risks covered and premium. With exception to the contents of Annex I, the COMPANIES have purchased all insurance (i) in compliance with the statutory regulations and other norms applicable and (ii) those that according to the SELLERS are advisable in view of the proper administration of the business. With the exception to what is indicated in Annex I, all the insurance complies with statutory law and applicable regulations, they cover all normal risks for companies similar to the COMPANIES, they are valid and enforceable, are in force, manifesting that all the premiums due have been paid.

9.19 Powers. Annex J will list all the powers granted by the COMPANIES which are in force. The SELLERS guarantee that no other powers exist that are not included in such Annex.

9.20 Assets Each of the COMPANIES has valid title in respect to all the assets included in the REPORT and the INTERIM FINANCIAL STATEMENTS, with the exception to that indicated in the notes to the financial statements. In case of assets, property and rights (including, without limitation to, intellectual and industrial property rights) that do not belong to the COMPANIES, but which the COMPANIES are using or used in the past, have all the necessary authorizations for their use, given by the respective owners or by legitimized persons having no claims concerning those rights.

9.21 Encumbrances and Restrictions. With exception to the contents in Annex K, the personal property, real property and other property owned by the COMPANIES are free of any type of encumbrance, restriction or limitation to ownership or interlocutory measures.

9.22 Intellectual and Industrial Property. Annex L will list all the intellectual and industrial property rights that are (i) property of the COMPANIES and (ii) property of third parties which are used by the COMPANIES. With the exception to the provisions of Annex L, the COMPANIES have not granted licenses or authorizations for the use of intellectual and industrial property rights which they own to third parties.

9.23 Compliance with the Law, the By-laws and the Agreements. Each of the COMPANIES is doing business at present, and have been in business in the past in accordance with the by-laws, the rules and regulations applicable to their business and abiding by the contracts in force.

9.24 Licenses. Each of the COMPANIES has all the permits, licenses and authorizations necessary to own their property and develop their activities and they have paid all the taxes and rights necessary to that effect. None of the permits, licenses or authorizations are subject to restrictions on transfer.

9.25 Bank Accounts. Annex M will list the name and location of each bank in which the COMPANIES have current accounts, savings accounts, investments and securities in safe deposit boxes. The full particulars of the above mentioned current accounts, savings accounts, investments and securities in safe deposit boxes are itemized in detail in Annex M.

9.26. Collections and Profits. (i) The collections received by the COMPANIES for the 12-month period extending before closing of their respective fiscal years 1996, were not below forty-two million five hundred thousand pesos ($42.500.000), and (ii) the profits of the COMPANIES for the 12-month period extending before closing of their respective fiscal years 1996, before deducting directors' fees, amortization and income taxes, were not below six million pesos ($6.000.000).

9.27. Preciseness and Effect of the Declarations. The declarations and guarantees effected in the present AGREEMENT (i) are considered renewed and reaffirmed on the CLOSING DATE, without any need for a declaration or any other type of additional act on the part of the SELLERS; (ii) the declarations and guarantees are complete and correct to this date; (iii) they do not include misrepresentation and they do not omit any information or circumstance that might cause the declarations and guarantees herein to be considered incomplete, false or misleading.

9.28. Annexes. Annexes E to M inclusive herein must be furnished to RURAL within 25 days of the date when the present AGREEMENT is signed.

(B). ASSERTIONS AND GUARANTEES OF RURAL

Both on the date of the present AGREEMENT and on CLOSING DATE, RURAL asserts and guarantees to the SELLERS the following:

9.29. Legal Persons. The person underwriting this AGREEMENT on behalf or RURAL, is fully authorized by the COMPANIES to sign this AGREEMENT. Without detriment to this, RURAL binds itself on CLOSING DATE to deliver to the SELLERS a power of attorney containing the necessary authorizations to perform on its behalf the juridical acts set forth in Sections 6 and 8 of the present AGREEMENT.

9.30. Contractual Incompatibilities. For this AGREEMENT to come into effect (i) there is no need for the consent of third parties; (ii) it will not imply non-compliance or breach of any statute or regulation, or of any other CONTRACT binding RURAL.

9.31. Organization and By-Laws. RURAL has been created as abiding by law, and both its by-laws and its capital stock are duly registered in the corresponding registers.

9.32. Shares. RURL SHARES are integrated totally in cash and are not subject to additional supplies of capital. There are neither dividends nor distributions of any other sort made or committed by RURAL, nor paid distributions (or advanced payment of dividends) subject to redemption. The above mentioned shares are neither subject to encumbrances nor rights of third parties.

9.33. Compliance with the Law, the By-Laws and the Agreements. RURAL is doing business at present and has been in business in the past in accordance with the by-laws, the rules and regulations applicable to its business and abiding by the contracts in force.

9.34. Licenses. RURAL has all the permits, licenses and authorizations necessary to own its property and develop its activities and it has paid all the taxes and rights necessary to that effect. None of the permits, licenses or authorizations are subject to restrictions on transfer.

9.35. Neither RURAL nor any person acting on behalf of RURAL has paid or entered into any commitment to pay any fee or commission to any broker, agent or intermediary for or in relation to the transfer of RURL SHARES stipulated in the present AGREEMENT, and any fee, cost or commission related to the above mentioned transfer shall be paid by RURAL.

9.36. Preciseness and Effect of the Declarations. The declarations and guarantees effected in the present AGREEMENT (i) are considered renewed and reaffirmed on the CLOSING DATE, without any need for a declaration or any other type of additional act on the part of RURAL; (ii) the declarations and guarantees are complete and correct to this date; (iii) they do not include misrepresentation and they do not omit any information or circumstance that might cause the declarations and guarantees herein to be considered incomplete, false or misleading.

10. BREACH (NON - COMPLIANCE)

10.1. Non-compliance on the part of the SELLERS. Failing to transfer on the due date the totality of the SHARES will be considered a serious breach on the part of the SELLERS, with RURAL empowered to rescind this AGREEMENT or to sue for performance, given verifiable notification to comply within fifteen days. In case rescission was chosen, the SELLERS jointly and severally should pay RURAL as compensation for damages the sum of two million five hundred thousand United States dollars (U$S2.500.000). If claiming performance was decided, the SELLERS agree to pay RURAL jointly and severally a penalty amounting to U$S1.000 (one thousand United States dollars) for each day of delay in the delivery of the SHARES.

10.2. In case that after CLOSING DATE and within one and one half years of CLOSING DATE it was proved that: (i) one or more of the assertions and guarantees specified in Section 9 were false, erroneous or inexact and that misrepresentation, mistake or inaccuracy could not be completely remedied by the SELLERS within 60 days of verifiable notification made by RURAL, or (ii) that any of the BALANCE SHEETS, the REPORT or the INTERIM FINANCIAL STATEMENTS, did not fully reflect an existing liability or that the liabilities listed were not enough, and that according to the Generally Accepted Accounting Principles
(GAAP) they should have been recorded, or recorded for higher amounts, or that they omitted to record provisions or that the provisions were not enough and that according with GAAP they should have been recorded, or recorded for higher amounts, (the circumstances described in sub-paragraphs (i) and (ii) herein above as a whole are called the "INDEMNIFIABLE FACTS"), then the SELLERS should compensate RURAL because of INDEMNIFIABLE FACTS, a compensation which will be determined by means of a final opinion on the part of any of the following auditors that RURAL is entitled to choose: (a) Coopers & Lybrand; (b) Price Waterhouse and (c) Ernst & Young. In the cases stated in paragraph (ii), the amount of the compensation will be equivalent to the amount of the liability or provision. The administrative or judicial labor claims that may eventually be filed against the COMPANIES by medical doctors whose services are contracted as independent professionals, will not be considered as a provision under this Section and shall therefore not be considered INDEMNIFIABLE FACTS. However, the actual filing of the above mentioned administrative or judicial claim of such nature shall certainly constitute an INDEMNIFIABLE FACT under the rules of

Sections 10.4 and 10.5 of the present AGREEMENT. In case the SELLERS should not pay the amount of the compensation stipulated by the auditor within five days after formal requirement, RURAL will have the right to deduct the amount from the BALANCE OF PRICE.

10.3. The SELLERS will not compensate RURAL for INDEMNIFIABLE FACTS after maturity of the Statute of Limitations applicable to the INDEMNIFIABLE FACT, in case maturity was due before one and one half years from CLOSING DATE.

10.4. The lawsuits, claims or proceedings that third parties may have filed or initiated against the COMPANIES prior to CLOSING DATE -for which there was no contingency in the BALANCE SHEETS or the INTERIM FINANCIAL STATEMENTS, or in case the contingency was not enough-, will constitute INDEMNIFIABLE FACTS according to Section 10.2 of the present AGREEMENT. In such case the SELLERS will have the right to appoint, at their own cost, the lawyer that shall defend the COMPANIES, to which effect the COMPANIES shall grant said lawyer the necessary powers and supply the information available. This right granted to the SELLERS shall be exercised by means of verifiable notice addressed to RURAL within five days of receiving proper notice from RURAL informing the SELLERS of the existence of an INDEMNIFIABLE FACT that emerges from the filing of the administrative or judicial claim. As long as the SELLERS exercise this right, the COMPANIES will not accept any claim or settlement, and will not consent any appealable contrary judgment without the previous written consent of the SELLERS. The SELLERS must use good faith and best effort to reasonably settle claims as quickly as possible. Without the previous consent of RURAL, the lawyer appointed by the SELLERS, will not accept any claim or settlement when: (i) its amount involves a higher amount than the amount withheld by RURAL as compensation for INDEMNIFIABLE FACT or (ii) it will have any effect whatsoever in the future on any of the equity or on the line of business of the COMPANIES. In case the SELLERS should not exercise this right, the COMPANIES might, at the sole discretion of RURAL, accept or reject the claim, counterclaim the lawsuit or proceeding or else accept the judgment, or compromise the lawsuit or proceeding or consent any appealable contrary judgment without the consent of the SELLERS and without liberating the SELLERS of their obligation to compensate RURAL, as abided by in the present AGREEMENT. If RURAL failed to notify or delayed the notification provided for in this clause, to the extent to which the SELLERS might be harmed, the SELLERS will be free from any liability for the claim, judgment or proceeding whatsoever. In case a claim was presented and the court dismissed it, the contingency will be liberated and therefore RURAL will return to the SELLERS the amount of the contingency that was deducted from the BALANCE OF PRICE.

10.5 The lawsuits or proceedings filed or initiated by third parties against any of the COMPANIES as of CLOSING DATE -but based on facts, acts or omissions prior to CLOSING DATE for which there was no contingency or provision in the BALANCE SHEETS or in the INTERIM FINANCIAL STATEMENTS-, will constitute INDEMNIFIABLE FACT. In such cases, RURAL will notify the SELLERS before half the term established to start defense proceedings has elapsed or as soon as possible if there were no term. The SELLERS will have the right to appoint, at their own cost, the lawyer that shall defend the COMPANIES, to which effect the COMPANIES shall grant said lawyer the necessary powers and supply the information available. RURAL should be notified in writing by the SELLERS about the exercise of said right, within 3 days after receiving the notification herein above. As long as the SELLERS exercise this right, the COMPANIES will not accept any claim or settlement nor consent any appealable contrary judgment without the previous written consent of the SELLERS. The SELLERS must use good faith and best effort to reasonably settle claims as quickly as possible. Without the previous consent of RURAL, the lawyer appointed by the SELLERS will not accept any claim or settlement when: (i) its amount involves a higher amount than the amount withheld by RURAL as compensation for INDEMNIFIABLE FACT or (ii) it will have any effect whatsoever in the future on any of the equity or on the line of business of the COMPANIES. In case the SELLERS should not exercise this right, the COMPANIES may, at the sole discretion of RURAL, accept or reject the claim, counterclaim the lawsuit or proceeding or else accept the judgment, or compromise the lawsuit or proceeding or consent any appealable contrary judgment without the consent of the SELLERS and without liberating the SELLERS of their obligation to compensate RURAL, as abided by in the present AGREEMENT. If RURAL failed to notify or delayed the notification provided for in this clause, to the extent to which the SELLERS might be harmed, the SELLERS will be free from any liability for the claim, judgment or proceeding whatsoever. In case a claim was presented and the court dismissed it, the contingency will be liberated and therefore RURAL will return to the SELLERS the amount of the contingency that was deducted from the BALANCE OF PRICE.

10.6. The responsibility of the SELLERS as abided by the stipulations set forth in any clause of the present CONTRACT shall terminate as of any claim which had not been made within one and a half years after CLOSING DATE.

10.7. Non-compliance by RURAL. If RURAL defaults its obligation to pay the PRICE, to deliver the promissory notes and certificate of deposit and furnish the pledge on CLOSING DATE, it should pay the SELLERS a penalty amounting to US$1.000 (one thousand United States dollars) per day. If the default on the part of RURAL was produced in relation to the part of the PRICE identified under
Section 6 (iii) herein, or in relation to the BALANCE OF THE PRICE, RURAL shall pay the SELLERS an interest charged for late payment of one per cent (1%) monthly for overdue to be calculated upon the amount unpaid. The SELLERS might send verifiable notice to RURAL demanding the payment of principal and interest, being duly warned that if fulfillment did not occur within a 15 days' term after receiving the notification (i) a legal claim to complete the performance of the AGREEMENT might be presented or (ii) rescission of the agreement might be decided, in which case RURAL should pay the SELLERS in lieu of compensation for damages, the sum of two million five hundred thousand United States dollars (U$S2.500.000).

11. PUBLIC INFORMATION

Each of the parties to this AGREEMENT agrees that, except for the fulfillment of the provisions of applicable law and regulations and the public announcement that RURAL must do when this AGREEMENT becomes effective, neither press communications nor any other type of public announcements or communications related to the performance of this AGREEMENT will be made in any manner whatsoever, except those specifically approved in advance by the parties herein.

12. BUSINESS ADDRESSES AND NOTIFICATIONS

To all legal effects arising out of the present AGREEMENT, the parties institute their Business Addresses as listed below, at which all the notifications that must be made shall be valid: (i) the SELLERS (either jointly or individually) at Estrada 833, Acassuso, Provincia de Buenos Aires; and (ii) RURAL at Reconquista 336, 2nd Floor, Buenos Aires. Each notification should be made in writing and should be personally delivered or sent by Registered Letter with return receipt requested and any of the addresses herein before may be by changed giving prior notification of said change of address as established herein above, being understood that the new address shall be in the City of Buenos Aires. Fax copies of each notification filed with RURAL, must be sent by SELLERS to: Mr. Mark Liebner (Fax: 1-602-4813279); (ii) Mr. John B. Furman (Fax: 1-602-263-2900), and
Mr. Arturo Alonso Pena (fax: 394-7263). In turn, of all the notifications that RURAL sends to SELLERS a verifiable notification shall be dispatched to Dr. Guillermo Walter Klein, domiciled at Avenida Cordoba 883, 7th Floor, Buenos Aires.

13. MISCELLANEOUS PROVISIONS

13.1. Effects of the AGREEMENT. Assignments. The provisions in this AGREEMENT will extend both actively and passively to the parties and to their respective successors and assignees. Except as provided for in Section 2, none of the parties may assign this AGREEMENT, nor the rights included in it, without the consent of the other party, which might be denied at discretion. The obligations under this AGREEMENT shall not be assigned.

13.2. Costs and Expenses. Except as otherwise agreed in writing, each of the parties will bear its own legal, accounting, tax costs and expenses, or any other costs in relation with the preparation, negotiation, signature and compliance of this AGREEMENT. It is forbidden for the COMPANIES to assume responsibility for any type of fee or expense arising from entering into the present CONTRACT.

13.3. Content of the Agreement herein:. The AGREEMENT herein contains the totality of the agreement between the parties in relation to the affairs that constitute its objective, and replaces all the previous agreements, assertions and understandings between the parties, whether they be oral or in writing.

13.4. Modifications and Waivers. Neither any Annex nor addition or modification or amendment of this AGREEMENT will be binding unless it is in writing and signed by the parties herewith. Except as provided for in this AGREEMENT, no waiver will be binding unless it is granted in writing by the party against which the waiver may have effect. No waiver of any of the provisions of this AGREEMENT will be considered or will imply a waiver of any other provision, whether it be similar or not. The omission or delay of any of the parties in the exercise of any right, authority or privilege issuing out of the present AGREEMENT will neither be construed as a waiver of the AGREEMENT nor of any other individual or partial exercise of the AGREEMENT and it will not preclude any other use or exercise of the AGREEMENT at a later date or the exercise of any other right, authority or privilege.

13.5. Confidentiality of the Present AGREEMENT. Except contrary to statutory provisions, the parties commit themselves not to divulge to third parties the terms of this AGREEMENT until after CLOSING DATE and neither of the parties will make any public declaration in relation to this AGREEMENT unless there is approval by the other party.

13.6. Additional Guarantees. The parties will immediately take the necessary measures and will sign the additional documents to ensure that the provisions, objectives and spirit of this AGREEMENT will be complied with and put into full effect.

13.7. Severability of the Clauses. If any clause or provision in this AGREEMENT became invalid, illegal or might not be enforced because of statutory regulations or public order, the remaining clauses and provisions in this AGREEMENT will nevertheless remain in full force and effect and the invalid clause or provision which is either invalid, illegal or unenforceable will be modified by mutual agreement by the parties as it may be necessary to adjust it to applicable law or to public order and to implement as fully as possible the original intention of the parties.

13.8. Marital Consent. Mrs. Maria Isabel Mutio Cerdeiras, Mrs. Gabriela Renata Peirano Allende, Mrs. Victoria Diaz Solsona, Mrs. Cecile Ferrere Turcatti, Mrs. Ana Maria Saralegui Silva, Mrs. Celia De Leon and Mrs. Monica Beatriz Molina subscribe the present AGREEMENT in proof of their conformity for the sale of SHARES belonging to their respective spouses and they declare that said conformity will not be revoked and will be understood as in force on the DATE OF EXECUTION of this AGREEMENT without any need for any other additional declaration on their part.

13.9. Governing Law. This AGREEMENT is a commercial agreement and will be governed by the laws of the Argentine Republic and construed according to them.

13.10. Resolution of Controversies. Any controversy that occurs between the parties in relation to this AGREEMENT, its existence, validity, qualification, construction, reach, compliance or rescission, will be definitely resolved by the Court of the General Arbitrate Tribunal of the Commercial Stock Exchange of Buenos Aires in accordance with statutory regulations for the arbitration according to law that the parties know and accept. The party that failed to comply with the necessary formalities to render this arbitral agreement valid and in full force should pay the other party a non redeemable penalty, amounting to ten thousand United States dollars (U$S10.000) per day. The same penalty shall be applied to the party that failed to comply with the arbitral award which will be final and binding.

13.11. Interpretation of this AGREEMENT. In this AGREEMENT: (i) the titles to Sections and clauses are included for better reference only and will be ignored in case of construction of the AGREEMENT; (ii) each accounting term which has not been defined in any other manner will have the meaning given by the Principles of Accountancy;

(iii) if the context so requires, words in the singular form include the plural and vice versa, and words in the masculine or neuter gender include the masculine, the feminine and the neuter; (iv) except if provided for otherwise, all the references to Annexes are references to Annexes in this AGREEMENT herewith (each of the Annexes will be considered an integral part of this AGREEMENT), and (v) all the references to Sections or clauses are references to Sections or clauses in this AGREEMENT.

13.12. Restraint of Trade Applied to the Sellers. The SELLERS, with the exception of Messrs. Gervasio Reyes and Arturo Delmiro Marfetan, are bound for the term of five years to be counted as of CLOSING DATE, and within the territory of the cities of Cordoba, Tucuman and Rosario, to abstain from performing activities that might be considered to be in competition with the principal activity of the COMPANIES, consisting in the provision of medical emergency services through ambulances especially prepared to that effect, whether individually or through incorporation of companies or by means of making contracts with third parties. In case of breach of the obligation of restraint of trade on the part of: (i) sellers Artagaveytia and Campomar exclusively commit themselves to pay RURAL for an only time a fine amounting to ten million United States dollars (u$s10.000.000). In the assumption of the above mentioned
(i) the other sellers will have no liability whatsoever; or (ii) sellers Fluerquin, Mezzera and Ribeiro, each one of them and only because of their own non compliance, commit themselves to pay jointly, a fine of one million United States dollars (u$s1.000.000). In the assumption of the above mentioned (ii) Messrs. Artagaveytia and Campomar will have no liability whatsoever. As regards the rest of the territory of the Argentine Republic, the restraint of trade will last for two years as of CLOSING DATE, and the noncompliance of said restraint will imply (i) in the case of Messrs. Artagaveytia and Campomar a joint and several fine of two million United States dollars (u$s2.000.000) and (ii) a joint fine of one million United States dollars (u$s1.000.000) in the case of the three other sellers included under this clause. The activities of rendering of medical and paramedical services in private hospitals that sellers Horacio

Artagaveytia and Jose Mateo Campomar indirectly perform through GEA S.A. are not included within the reach of the present Section of restraint of trade. However, if GEA S.A. hired the services rendered by the "ECCO" group through the COMPANIES with third parties other than the COMPANIES, shall be considered as a breach on the part of sellers Artagaveytia and Campomar of their obligation of restraint of trade under the present Section. RURAL, in turn, through the share control that it will exert on the COMPANIES, commits itself to have said COMPANIES render their services to GEA S.A. under normal market conditions.

13.13. Restraint of Trade applied to RURAL. In case the present CONTRACT was not executed because of non compliance with the suspensive conditions or rescission due to the negligence of RURAL, RURAL commits itself, within the territory of the cities of Cordoba, Rosario and Tucuman, for the term of five years as of the date on which RURAL had informed the SELLERS its lack of interest in making the acquisition because of non compliance of the suspensive conditions, not to compete with the activities of the COMPANIES defined in Section 13.12 here above, whether individually or through the incorporation of companies or contracts with their parties. In case of non compliance, RURAL shall pay the SELLERS a fine of ten million United States dollars (u$s10.000.000).

13.14. Exclusivity. The SELLERS commit themselves not to reveal to third parties other than RURAL or its auditor any information related to the SHARES or the assets or the business of the COMPANIES. Until RURAL sends notification to the SELLERS informing them that as a consequence of non compliance with SUSPENSIVE CONDITIONS it will not purchase the SHARES, the SELLERS bind themselves not to negotiate with third parties the sale of the SHARES or of the assets of the COMPANIES.

13.15. Nonsolicitation. The SELLERS commit themselves, for a two year term after CLOSING DATE, not to hire the services of persons that until that date are or have been employed by the COMPANIES. In case of breach of this duty, they should pay RURAL jointly and severely a fine amounting to one million United States dollars (u$s1.000.000).

Without detriment to the calculation of certain terms in this AGREEMENT as of today, the present AGREEMENT will become effective on January 21st, 1998. Five identical copies of this AGREEMENT of the same tenor and to a single effect are signed in Montevideo, Republica Oriental del Uruguay, on January 16th, 1998.

Complementary Agreement

This agreement (hereinafter referred to as the "Complementary Agreement") is entered into on the 26th day of the month of March, 1998 by and between Rural / Metro Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America, domiciled at 8401 East Indian School Road, Scottsdale, Arizona, United States of America, hereby represented by Mr. Mark Liebner, hereinafter referred to as "RURAL", party of the first part, and Messrs. (i) Horacio Artagaveytia; (ii) Jose Mateo Campomar; (iii) Alberto Fluerquin; (iv) Carlos Mezzera; (v) Renato Ribeiro; (vi) Gervasio Reyes; and
(viii) Carlos Alberto Delmiro Marfetan (hereinafter jointly referred to as the "SELLERS"), parties of the second part. RURAL and the SELLERS shall be hereinafter jointly referred to as the PARTIES.

WHEREAS:

         On January 16, 1998 RURAL and the SELLERS entered into a Stock Purchase Agreement (hereinafter referred to as the "Agreement") pursuant to which, subject to the fulfillment of the conditions precedent set forth in Section 4 thereof, RURAL agreed to buy and the SELLERS agreed to sell one hundred per cent (100%) of the capital and voting stock of Peimu S.A., Recor S.A., Marlon S.A. and Semercor S.A. directly or indirectly owned by the SELLERS (hereinafter referred to as the STOCK);


         RURAL agreed to the fulfillment of the conditions precedent set forth for the SELLERS in Section 4 of the Agreement and requested the SELLERS to grant an extension of the CLOSING DATE set forth in Section 7 of the Agreement until March 26, 1998, to which the SELLERS agreed;

         Likewise, RURAL has requested that the SELLERS establish an alternative payment procedure to the one set forth in Section 6.1 of the Agreement, by virtue of which RURAL shall have the right to make a choice on the CLOSING DATE (pursuant to the definition of this term in the Agreement), to which the SELLERS have agreed subject to the terms and conditions stipulated herein.


         The PARTIES declare that the Agreement has been fulfilled and further declare that it is their intention to modify said Agreement so as to include the hereinabove mentioned alternative payment procedure and to carry out all other necessary adjustments that said modification may require;

Therefore, the PARTIES agree as follows:

SECTION ONE: Notwithstanding the modifications provided for herein, the PARTIES fully ratify the terms and conditions of the Agreement (including those relating to applicable law and elected domiciles). Likewise, notwithstanding any written disposition to the contrary, the terms and definitions herein shall bear the meaning stipulated in the Agreement.

SECTION TWO: The PARTIES agree that, on CLOSING DATE, RURAL shall have the option to pay the STOCK PRICE to the SELLERS either pursuant to the terms and conditions set forth in Section 6.1. of the Agreement, or, at the sole discretion of RURAL, pursuant to the conditions stipulated in this Complementary Agreement. To such effect, it shall be considered that RURAL has irrevocably decided to pay the PRICE pursuant to the conditions stipulated herein, by means of the performance on the CLOSING DATE, of the acts mentioned in SECTION THREE.

SECTION THREE: Pursuant to what is set forth in SECTION TWO of this Complementary Agreement, on the CLOSING DATE RURAL shall have the right to decide to pay the STOCK PRICE pursuant to the following terms and conditions: twenty - five million U.S. dollars (U$S 25,000,000) on the CLOSING DATE in cash or in a reasonable way the SELLERS may determine; five million U.S. dollars (U$S 5,000,000) by the transfer of a number of RURAL/Metro Corporation shares of common stock with the same characteristics and rights than the ones quoted on the Nasdaq National Market subject to Rule 145 of the Security Exchange Commission of the United States of America (SEC) (hereinafter referred to as "the RURL STOCK") resulting from dividing the amount of five million U.S. dollars (U$S 5,000,000) by the "Average RURAL / Metro PRICE". The "Average RURAL/Metro PRICE" shall stand for the average closing prices of the RURL STOCK published in the "Nasdaq National Market" during the five consecutive working days prior to the third working day prior to the CLOSING DATE. The RURL STOCK shall be duly registered with the SEC for the purpose of its issuance to the SELLERS pursuant to the provisions of the "Securities Act of 1933" and its amendments. The RURL STOCK transferred to the SELLERS by virtue hereof shall be fully paid in, and shall not be subject to any kind of additional payment of premiums or others; likewise, they shall be free from all and any liens, so that since their delivery to the SELLERS, SELLERS shall have full disposition thereof, subject to Rule 145 of the SEC, and they shall be entitled to sell, assign or transfer them pursuant to any title, as well as to impose any lien on them.

As price balance (hereinafter referred to as the "PRICE BALANCE"), RURAL shall owe the sum of five million U.S. dollars (U$S 5,000,000), which will be subject to Section 6.2 of the Agreement and to what is established in Annex II hereto. Such PRICE BALANCE shall accrue an annual interest amounting to 8% (eight per cent) as from the CLOSING DATE for the term of one year. Payment of the PRICE BALANCE shall be made as follows: RURAL shall transfer to the SELLERS on the CLOSING DATE, as partial payment, RURL STOCK in the same amount and with the same characteristics as the ones RURAL is bound to transfer pursuant to what is set forth in paragraph (ii) hereinabove. The SELLERS irrevocably convene not to sell, dispose of, transfer, assign or in any way impose a lien on the RURL STOCK until 120 (one hundred and twenty) days from the CLOSING DATE have elapsed. Once this term has elapsed, the RURL STOCK delivered pursuant to this paragraph may be freely transferred by the SELLERS in the U.S. stock market. During this period and until its transfer, the hereinabove mentioned RURL STOCK shall be deposited with Salomon Smith Barney. Notwithstanding what has previously been stipulated, the SELLERS are bound to irrevocably authorize RURAL pursuant to the terms of the sample form attached hereto as Schedule III (called "Security Account Limited Discretionary Authorization") so that, pursuant to the deposit agreement entered into with Salomon Smith Barney, RURAL may order said company to transfer the RURL STOCK deposited by virtue of this paragraph, to which the SELLERS hereby agree. The SELLERS shall be entitled to request its sale at any moment, once the term of one hundred and twenty days herein before mentioned has elapsed. The SELLERS agree to carry out said sale through Salomon Smith Barney, which shall collect the proceeds of the sale on behalf of the SELLERS and shall keep them until it receives the joint instruction hereinafter mentioned, pursuant to the sample form attached hereto as Schedule IV (called "Standing Letter of Authorization to Transfer Funds"). The PARTIES agree that once the RURL STOCK mentioned herein has been totally or partially sold, the sale proceeds may only be transferred by Salomon Smith Barney to a trust account in the Republic of Argentina that shall bear the characteristics set forth in
Schedule II of these presents (which is a part hereof), the opening of which shall be requested by the PARTIES in order that said amount be kept therein, said account being unavailable for a term of one year as from the CLOSING DATE, to the effects stipulated in Section 6.2 of the Agreement; once this term has elapsed, the procedure shall be the one established in Schedule II. To such end, the PARTIES agree to give Salomon Smith Barney said order of transfer within the seventy - two hours following the sale of all or part of said RURL STOCK. In such case, the signature of any one Mr. Horacio Artagaveytia or of Mr.
Jose Mateo Campomar shall suffice. The PRICE BALANCE pending payment up to the amount of five million U.S. dollars (U$S 5,000,000) plus an 8% (eight per cent) interest shall be canceled by RURAL pursuant to what set forth in Schedule I hereof.

The delivery of the RURL STOCK mentioned in paragraphs (ii) and (iii) shall be made as follows: on the CLOSING DATE, RURAL shall deliver to the SELLERS, to their satisfaction, the document evidencing the transfer of ownership of said RURL STOCK to the SELLERS by means of a deposit in their names with Salomon Smith Barney in the following accounts: (a) the RURL STOCK mentioned in paragraph (ii) in account No. xxx-xxxxx-x-x-xxx; and (b) the RURL STOCK mentioned in paragraph (iii) in account No. xxx-xxxxx-x-x-xxx. The delivery of said certificate of deposit shall be deemed as the transfer of said RURL STOCK.

SECTION FOUR: Given the fulfillment of the Agreement and the modification of same as agreed upon herein, the PARTIES make the following modifications and/or clarifications to the Agreement:

The stipulations of Section 4, subsection (j) of the Agreement is hereby rendered ineffective.

Should RURAL choose the payment procedure stipulated in SECTIONS TWO and THREE hereof, the provisions of Sections 6.3. and 8.2 of the Agreement shall not apply.

RURAL and the SELLERS ratify the full application of their declarations and guaranties regarding the signature hereof as well as regarding the RURL STOCK transferred pursuant to what is stipulated herein.

Should RURAL choose the payment procedure stipulated herein, the procedure set forth in Schedule II hereof shall replace what is stipulated in the last sentence of Section 10.2 of the Agreement which provides as follows: "Should the SELLERS fail to pay the amount of the compensation indicated by the auditor within the following five days counted as from the date they were formally required to, RURAL shall be entitled to deduct such amount from the PRICE BALANCE".

Section 10.7, as well as other sections of the Agreement not expressly modified herein, shall apply should RURAL fail to fulfill any of its obligations, including those which may result from choosing the payment procedure stipulated in this Complementary Agreement.

SECTION FIVE: Any fee owed to Salomon Smith Barney regarding the deposit and transfer of the RURL STOCK described in paragraph (iii) of Section THREE of this Complementary Agreement, shall be borne exclusively by RURAL, which shall release the SELLERS from any loss or delay deriving from said company taking part in the transfer and payment procedure.

IN WITNESS WHEREOF, 5 copies of the same tenor and to the same effects are signed in Buenos Aires, Argentina.



Schedule I
Payment of the PRICE BALANCE

Pursuant to what is set forth in paragraph (iii) of SECTION THREE of the Complementary Agreement, the PRICE BALANCE owed by RURAL shall amount to the sum of five million U.S. Dollars (U$S 5,000,000) plus an annual interest of 8% (eight per cent). RURAL shall deliver the RURL STOCK mentioned in said section and paragraph as advance payment, which shall be subject to what is thereby stated. Once the RURL STOCK is sold, the resulting amount shall be transferred to the "Trust Account" (as defined in Schedule II hereto) stipulated in the same section. Thus, should the amount transferred and credited to the herein before mentioned Trust Account on the fifth day after the expiration of the term of 120 (one hundred and twenty) days counted as from the CLOSING DATE set forth in paragraph (iii) of Section THREE of the Complementary Agreement be less than five million U.S. Dollars (U$S 5,000,000), RURAL shall, within the following twenty working days, pay in the difference by means of a transfer to or a deposit in said Trust Account so that the total credited balance amounts to said sum. Should the amount be higher than the hereinbefore mentioned sum, the surplus shall be deemed as payment on account of the interest accrued and to be accrued for the PRICE BALANCE, up to a maximum amount of four hundred thousand U.S. Dollars (U$S 400,000). The remaining surplus of the total amount of five million four hundred thousand U.S. Dollars (U$S 5,400,000) shall be reimbursed to RURAL, or placed for its disposal, within five working days after said surplus occurs.

Schedule II

Pursuant to what is set forth in paragraph (iii) of Section THREE of the Complementary Agreement, the PARTIES shall request the opening of a Trust Account (hereinafter referred to as the "Trust Account") in the Republic of Argentina and they shall be subject to the following terms and conditions:

1-Both PARTIES shall request the opening of the Trust Account within the term of 30 (thirty) days of the CLOSING DATE, with a first-line bank in the city of Buenos Aires, (hereinafter referred to as the "Trustee").

2-To that effect, the SELLERS shall sign, in their capacity as trustors, a trust agreement together with the trustee so that the latter opens, jointly in the name of the SELLERS and RURAL in their capacity as Beneficiaries, an account in U.S. Dollars where the amount resulting from the sale of RURL STOCK as well as any other amount in cash as may be necessary for purposes of complying with the payment of the BALANCE PRICE, pursuant to paragraph (iii), Section THREE of the Complementary Agreement and its Schedule I, shall be deposited.

3-The Beneficiaries of the Trust shall be the SELLERS and RURAL, each one according to what it is owed to them at the expiration of the term agreed upon in the following paragraph 5 pursuant to the hereinafter mentioned settlement.

4-The order of transfer by the PARTIES to Salomon Smith Barney stipulated in paragraph (iii), Section THREE shall only instruct said company to transfer the amount resulting from the sale of RURL STOCK therein mentioned to the Trust Account.

5-The funds credited in the Trust Account shall remain deposited therein for the term of a year as from the CLOSING DATE; during that period, the funds shall not be available to the PARTIES except as otherwise agreed upon in writing by them.

6-The agreement with the Trustee shall state that the funds deposited in the Trust Account accrue an interest according to the market conditions. Said interest shall be considered payment on account of the interest of the PRICE BALANCE stipulated in paragraph (iii), Section THREE of the Complementary Agreement. The PARTIES undertake to instruct the Trustee to invest the funds deposited in the Trust Account in fixed-term deposits or similar type investments.

7-Once the term set forth in paragraph 5 has elapsed, the procedure shall be the following:

The SELLERS and RURAL shall agree on the drawing up of a settlement establishing each of the INDEMNIFIABLE EVENTS (according to its definition in Section 10.2 of the Agreement). The amounts that the SELLERS shall reimburse to RURAL pursuant to the agreement, due to the existence of INDEMNIFIABLE EVENTS which were paid to third parties by RURAL, shall accrue in favor of RURAL an interest amounting to 8% as from the date in which payment has been made by RURAL up to the date of the settlement of the INDEMNIFIABLE EVENTS stipulated in this Schedule. Likewise, the addition of all the stated events shall be made, so that the total amount corresponding to the INDEMNIFIABLE EVENTS appears clearly from the settlement.

In case of controversy concerning one or more INDEMNIFIABLE EVENTS (regarding pertinence, occurrence, amount or others), hereinafter referred to as the CONTROVERTED INDEMNIFIABLE EVENTS, the settlement shall clearly state the total amount paid by RURAL on account of them, which shall include the 8% interest as from the date of payment, or, if applicable, the amount resulting from a reasonable estimation made on the basis of generally accepted accounting principles in the Argentine Republic.

Both PARTIES shall agree on the drawing up of the settlement, and shall submit it to the trustee within the first five working days after the expiration of the terms referred to in paragraph 5.

Within the following seventy two hours after the submission of the settlement or other reasonably short term which may be agreed upon with the trustee, the latter shall proceed as follows: a) he shall deliver, or place for its disposal, the total amount corresponding to INDEMNIFIABLE EVENTS herein before mentioned in paragraph (i), RURAL being the beneficiary to that extent; as RURAL may reasonably instruct; b) he shall keep in his capacity as trustee (not being available to the PARTIES) the total amount of the CONTROVERTED INDEMNIFIABLE EVENTS (hereinafter referred to "the AMOUNT WITHHELD") which shall accrue an interest rate according to the market conditions. As far as the rest of the agreement is concerned, he shall be subject to what set forth in paragraph (v);
c) he shall deliver, or place for its disposal, the total BALANCE which results from subtracting the total amount corresponding to INDEMNIFIABLE EVENTS mentioned in paragraph (i), plus the AMOUNT WITHHELD from the total amount deposited in the Trust Account, as the SELLERS may reasonably instruct; (to that effect, such instruction may be given or signed either Mr. Horacio Artagaveytia or by Mr. Jose Mateo Campomar).

Regarding the CONTROVERTED INDEMNIFIABLE EVENTS, the PARTIES shall submit the issue to the auditing companies mentioned in Section 10.2 of the Agreement, such that the report of the auditing company selected by RURAL shall not be subject to appeal. The PARTIES shall instruct the Trustee to comply with the report of the auditing company selected by RURAL, which shall submit written evidence within 40 (forty) days after the expiration of the term stated in paragraph 5, which, for being unappealable, shall be conformed by both PARTIES and submitted to the Trustee within seventy - two hours after its submission. Such evidence shall clearly state which part of the AMOUNT WITHHELD corresponds to be paid to RURAL on account of INDEMNIFIABLE EVENTS. Thus, within seventy - two hours after written evidence has been submitted (or other reasonably short term which may be agreed upon with the Trustee), the Trustee shall allot the total sum of the AMOUNT WITHHELD as follows: a) he shall deliver, or place for its disposal, as RURAL may reasonably instruct, the total amount corresponding to INDEMNIFIABLE EVENTS acknowledged as such by the auditing company, RURAL being a beneficiary to that extent; b) he shall deliver, or place for its disposal, the total balance resulting from subtracting the stated amount in (a) from the AMOUNT WITHHELD to the SELLERS as they may reasonably instruct (and to that effect, such instruction may be given or signed either by Mr. Horacio Artagaveytia or by Mr. Jose Mateo Campomar).

The fees of the Trustee as well as other expenses corresponding to the opening of the Trust Account and its administration shall be borne by RURAL. If once the report of the auditing company mentioned in Section (v) above has been issued, and in spite of the fact that said report is not subject to question, the SELLERS would object to same or in any other way obstruct its presentation within the term therein specified, then RURAL shall be entitled to require the SELLERS to reimburse 50% of the fees and expenses mentioned in this Section
(vi).